Exhibit 32.2

Broadcast International, Inc. & Subsidiaries
Certification Of Chief Financial Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the annual report of Broadcast International, Inc. (the “Company”) on Form 10-Kfor the year ended December 31, 2006, Reed L. Benson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

March 31, 2007

 /s/  Reed L. Benson

Reed L. Benson

Chief Financial Officer